EX-23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                                                    EXHIBIT 23.1

Board of Directors
GraphOn Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88255 and No. 333-40174) and Form S-3 (No. 333-51420) of our report dated February 5, 2002, relating to the financial statements of GraphOn Corporation appearing in the Annual Report on Form 10-K for the year ended December 31, 2001.


                                    /s/ BDO Seidman, LLP
                                    -----------------------------
                                    BDO Seidman, LLP

San Jose, California
March 29, 2002